EXHIBIT F


                  PROMISSORY NOTE AND STOCK PURCHASE AGREEMENT


    THIS AGREEMENT is made this 30th day of April, 1998, between SOFTBANK Holdings Inc., (the "PURCHASER"), and those certain holders of promissory notes and Common Stock of First Virtual Holdings Incorporated (the "COMPANY") listed on Exhibit A hereto ( each a "SELLER" and, collectively, the "Sellers").

                                    RECITALS

A. The Sellers hold the promissory notes of the Company (the "NOTES") with principal amounts as set forth on Exhibit A hereto, shares of Common Stock, par value $0.001 per share ("Common Stock"), of the Company as set forth on Exhibit A hereto (the "SHARES" and, together with the Notes, the "Securities"). In addition to the Shares, the Sellers hold other shares of Common Stock and options to purchase shares of Common Stock which are not subject to, or affected by, this Agreement.

B. The Sellers have filed legal complaints naming the Company as a defendant in the Superior Court of the State of California for the County of San Diego seeking collection of amounts allegedly due under the Notes.

C. The Sellers desire to sell to the Purchaser the Securities set forth opposite each respective Seller's name in Exhibit A hereto, which Securities are held of record and beneficially owned by such Sellers.

D.  The Purchaser wishes to purchase such Securities from the Sellers.

E. Each of the Purchaser and the Sellers is familiar with, and has conducted an independent investigation of, the Company's current business and financial condition.

    NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

SECTION 1.    PURCHASE AND SALE OF SECURITIES

    At the Closing (as defined in Section 2.1 hereof), on the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, convey, transfer, assign and deliver to the Purchaser, free and clear of all liens, encumbrances or other defects of title, the Notes and the number of Shares set forth opposite such Seller's name in Exhibit A hereto for the aggregate purchase price set forth opposite such Seller's name in Exhibit A hereto, and the Purchaser shall purchase and acquire such Securities from such Seller. The purchase price for the Securities shall be equal to the sum of the principal amount of the Notes plus accrued interest thereon to the Closing Date (as defined in Section 2.1) plus $0.60 per Share to be purchased hereunder.

SECTION 2.    CLOSING

    2.1 Closing Date. The closing of the purchase and sale of the Securities (the "CLOSING") shall be held (i) at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California, at 9:00 A.M., Los Angeles time, on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 5 hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the parties may mutually agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

    2.2 Delivery. At the Closing, (i) each Seller will deliver, or cause to be delivered, to the Purchaser the original Notes and certificate(s) evidencing the appropriate number of Shares and shall concurrently deliver to the Company an executed general release (the "Release") (A) releasing the Company from any liability or obligation in respect of any purported failure to pay principal or accrued interest owing on the Notes when due and from all other claims, obligations and liabilities of whatsoever kind, whether known or unknown, whether or not concealed or hidden, and whether or not such Seller knows or suspects such claims exist in his favor, that such Seller then has or previously had against the Company, its subsidiaries, affiliates, directors, stockholders, officers, employees and agents, and specifically waiving the provisions of
Section 1542 of the California Civil Code, and (B) agreeing to dismiss with prejudice the complaints filed in the Superior Court of the State of California, for the County of San Diego, in the matters of Next

Century Communications Corp. v. First Virtual Holdings Incorporated, Case no. 717918, and Tawfiq N. Khoury and Richel G. Khoury, Individually, and as Trustees for the TNKRGK Family Trust Dated 12/23/76 v. First Virtual Holdings Incorporated, Case No. 717919 (collectively, the "Litigation") and (ii) the Purchaser shall pay the purchase price therefor by wire transfer to a bank account specified by such Seller or by check. In the event payment of the purchase price is not made as required hereby, the Release shall not be effective.

    2.3 Assignment of Purchase Rights. The Purchaser may, in its sole discretion, assign its rights to purchase the Securities hereunder, except that it may not under any circumstances assign the right to any officer or director of the Company or any person or entity that is the beneficial owner of 5% or more of the outstanding shares of Common Stock as reported on the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or, to the Purchaser's knowledge, an affiliate or, in the case of individuals, relative thereof, provided that the assignee shall agree in writing to assume all Purchaser's obligations hereunder.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

    The Purchaser represents and warrants as follows:

    3.1 Investment Representations.

        (a) The Purchaser is acquiring the Securities for its own account for investment and not with a view to distribution.

        (b) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 (the "Securities Act").

        (c) The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

        (d) The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

        (e) The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act by reason of reliance upon certain exemptions therefrom and (ii) the availability of such exemptions, depends in part on, the foregoing representations set forth in this Section 3.1.

    3.2 Due Authorization. All corporate or partnership action, as applicable, on the part of the Purchaser necessary for the authorization of this Agreement and the performance of all obligations of the Purchaser hereunder has been taken.

    3.3 Related Agreements. Concurrently with entering into this Agreement, the Purchaser is entering into a Purchase Agreement providing for the purchase from the Company of 10,000,000 shares of its Common Stock (the "Purchase Agreement") by the Purchaser and its affiliates, subject to the terms and conditions set forth herein, and a Loan Agreement providing, subject to the terms and conditions set forth therein, for the extension of credit to the Company of up to $1,500,000 (of which $500,000 is expected to be funded on or about the date hereof) to fund operating expenditures of the Company (the "Loan Agreement"). It is understood that nothing in this representation and warranty shall create any express or implied obligation of the Purchaser to the Sellers with respect to the Purchaser's performance of its obligations under the Purchase Agreement or the Loan Agreement or constitute the Sellers third party beneficiaries thereof.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

    Each Seller, severally but not jointly, represents and warrants as follows:

    4.1 Independent Investigation. Each of the Sellers is aware of, and has conducted an independent Investigation of, the Company's business affairs, financial condition and prospects, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to sell the Securities. Without limiting the foregoing, the Seller has reviewed and is familiar with all the Company's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934. In entering into this agreement, the Seller has not relied on any written or oral statement of any nature with respect to the business, financial condition or prospects of the Company made by the Purchaser or any other entity, including without limitation the Company.

    4.2 Further Purchases of Company Stock by Purchaser. The Seller has been informed by the Purchaser that the Purchaser may determine to purchase additional outstanding shares of capital stock of the Company from other stockholders of the Company or from the Company in the future, including through the Related Transactions (as defined in Section 5.2 hereof). The Seller further understands that the terms of any such additional purchases by the Purchaser will be determined by the Purchaser and such stockholders or the Company, at a purchase price or conversion price of $0.60 per share. The Seller also understands that Purchaser regards the execution of this agreement as a condition to proceeding with any additional purchases of capital stock of the Company.

    4.3 Ownership of the Securities. The Seller is the beneficial owner of the Notes and Shares set forth opposite such Seller's name in Exhibit A hereto, and such Securities are owned free and clear of all liens, encumbrances, charges, security interests, claims and assessments, and are subject to no restrictions with respect to transferability except in compliance with applicable securities laws as set forth in the legend thereon.

    4.4 Offering. So long as this Agreement remains in force, the Seller will not offer any of the Securities for sale to any person other than the Purchaser or enter into any discussions or negotiations with any person other than the Purchaser in respect thereof.

    4.5 Sale of Securities. The sale and delivery of the Securities to the Purchaser pursuant to the terms hereof will vest in the Purchaser legal and valid title to the Securities free and clear of all liens, encumbrances or other defects of title other than (i) those created by the Purchaser, and (ii) restrictions on sales of the Securities under applicable securities laws.

    4.6 No Conflict. The execution, delivery and performance by the Seller of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both, (i) violate any provision of law, rule or regulation, foreign or domestic,
(ii) violate any order, judgment or decree applicable to the Seller, (iii) in the case of any Seller that is a corporation or trust, violate the certificate of incorporation and by-laws, or declaration or agreement of trust, or comparable governing document, of such Seller or (iv) violate any contract, agreement or arrangement to which the Seller is a party or by which the Seller is bound. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained by the Seller in connection with the execution, delivery and performance by it of this Agreement or the taking of any other action contemplated hereby.

    4.7 Due Authorization. In the case of any Seller which is a corporation or trust, all corporate or trust action on the part of the Seller necessary for the authorization of this Agreement and the performance of all obligations of such Seller hereunder has been taken.

SECTION 5.    CONDITIONS TO CLOSING

    5.1 Representations and Warranties. The Sellers' obligations to consummate the sale of the Securities under this Agreement are subject to the condition that the representations and warranties made by the Purchaser in this Agreement shall be true and correct when made and as of the Closing Date. The Purchaser's obligation to consummate the purchase of the Securities under this Agreement is subject to the condition the representations and warranties made by the Sellers in this Agreement shall be true and correct when made and as of the Closing Date.

    5.2 General Release. The Company shall have executed and delivered to the Sellers a general release releasing the Sellers from all claims, obligations and liabilities of whatsoever kind, whether known or unknown, whether or not concealed or hidden, and whether or not the Company knows or suspects such claims exist in its favor, that the Company then has or previously had against any Seller, its subsidiaries, affiliates, directors, stockholders, officers, employees and agents, and specifically waiving the provisions of Section 1542 of the California Civil Code.

    5.3 Series A Convertible Preferred Stock and Common Stock Transactions.

        (a) The Purchaser's obligation to consummate the purchase of the Securities under this Agreement is subject to the condition that the following transactions (the "RELATED TRANSACTIONS") shall have been consummated: (i) the holders of outstanding shares of Series A Convertible Preferred Stock of the Company (the "SERIES A HOLDERS") shall have entered into a binding agreement to sell to the Purchasers or its affiliates or designees, or granted to the Purchaser or its affiliates or designees an option to purchase, at least 90% of the outstanding shares of Series A Convertible Preferred Stock and (ii) and the Company shall have consummated the sale to the Purchaser and its affiliates of 10,000,000 shares of its Common Stock pursuant to a Purchase Agreement, of even date herewith (the "Purchase Agreement"), between such parties.

        (b) This condition to closing shall not be deemed to create any express or implied obligation on the part of the Purchaser to enter into any agreement or transaction with the Series A Holders or the Company to take any action or make any offer to induce such Series A Holders or the Company to enter into any agreement or transaction. The Sellers understand and agree that substantial uncertainty exists as to whether such an agreement or transaction will be entered into. Each of the Sellers understands and agrees that failure of the condition to closing to be satisfied will cause a failure of the essential purpose of this agreement for Purchaser. Each of the Sellers further agrees that failure of the Purchaser to cause this condition to closing to be satisfied, for any reason or for no reason, shall not give rise to any claim by any Seller against the Purchaser or any other entity, including the Company, in equity or at law.

SECTION 6.    MISCELLANEOUS

    6.1 Termination. This Agreement shall terminate upon the earlier to occur of
(i) July 31, 1998, if the transactions contemplated hereby are not consummated on or prior to such date or (ii) the date the Purchase Agreement is terminated by any of the parties thereto. The Purchaser shall notify the Sellers promptly following any such termination of the Purchase Agreement. In the event of such termination, no party hereto shall have any further liability or obligation to any other party to this Agreement pursuant to this Agreement or as a consequence thereof, provided that nothing herein shall relieve a party for its willful breach of this Agreement.

    6.2 Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

    6.3 Expenses. At the Closing, the Purchaser shall reimburse the Sellers for the reasonable legal fees and disbursements of outside counsel for the Sellers upon, delivery of a copy of the bill from such counsel, in an amount not to exceed (a) $60,000 for services rendered in connection with the Litigation and
(b) $10,000 for services rendered in connection with the negotiation of this Agreement, and any related agreements, instruments or pleadings, and the consummation of the transactions contemplated hereby. Except as set forth in the immediately preceding sentence, each of the parties hereto shall bear its or his own expenses.

    6.4 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

    6.5 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    6.6 No Implied Rights. Nothing herein express or implied is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby; provided, however, that the representations, warranties, covenants and agreements of the Purchaser and the Sellers set forth in Sections 3.1, 4.1, 4.2 and 5.2(b) shall inure to the benefit of the Company and the Company shall be entitled to rely on such representations, warranties and agreements.

    6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    6.8   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

    6.9 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    6.10 Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally, on the date transmitted by telecopy or on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and addressed as follows (until any such address is changed by notice duly given):

        (a) if to the Purchaser, to:

          SOFTBANK Holdings Inc.
          10 Langley Road, Suite 403
          Newton Center, Massachusetts  02169
          Attention: Ronald Fisher
          Telecopy: (617) 928-9301

        (b) if to a Seller, at such Seller's address as set forth on the signature page hereof.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first hereinabove set forth.

SELLERS                                        PURCHASER

NEXT CENTURY                                   SOFTBANK HOLDINGS INC.
COMMUNICATIONS CORP.

By: /s/ Jon Rubin                              By: /s/ Ronald Fisher
   ---------------------------------------        ------------------------------
Title:  Jon Rubin, President                       Title:   Vice Chairman
Address: 1400 Key Boulevard                        Address: 10 Langley Road,
         1st Floor                                          Suite 403
         Arlington, VA  22209                               Newton Center,
                                                            Massachusetts 02169


TNKRGK FAMILY TRUST T/D 12/23/76

By:/s/ Noelle F. Khoury, Attorney-in-Fact
   ---------------------------------------
Title:  Tawfiq N. Khoury, Trustee
Address:  2525 Congress Street, Suite 200
          San Diego, CA  92110

JASON B.  KHOURY T/D 1/27/87

By:/s/ Noelle F. Khoury, Attorney-in-Fact
   ---------------------------------------
Title:  Jason B. Khoury, Trustee
Address:  2525 Congress Street, Suite 200
          San Diego, CA  92110

BRIAN N.  KHOURY T/D 1/27/87

By:/s/ Noelle F. Khoury, Attorney-in-Fact
   ---------------------------------------
Title:  Brian N. Khoury, Trustee
Address:  2525 Congress Street, Suite 200
          San Diego, CA  92110

NOELLE F.  KHOURY T/D 1/27/87

By:/s/ Noelle F. Khoury, Attorney-in-Fact
   ---------------------------------------
Title:  Noelle F. Khoury, Trustee
Address:  2525 Congress Street, Suite 200
          San Diego, CA  92110

/s/ Jon M. Rubin
------------------------------------------
Jon M. Rubin
Address:  1400 Key Boulevard, 1st Floor
          Arlington, VA  22209

                                                       EXHIBIT A

                                                  SCHEDULE OF SELLERS



                                         PRINCIPAL                  ACCRUED                                            AGGREGATE
                                         AMOUNT OF                INTEREST ON                NO. OF                  PURCHASE PRICE
NAME                                       NOTES                     NOTES                   SHARES                  OF SECURITIES*

Next Century                             $800,000                 To be                     450,000              $1,070,000.00
Communications                                                    calculated
   Corp.                                                          as of the
                                                                  Closing

TNKRGK FAMILY TRUST T/D                  $400,000                 To be                     156,250                $493,750.00
   12/23/76                                                       calculated
                                                                  as of the
                                                                  Closing

JASON B. KHOURY T/D                          --                        --                   156,250                 $93,750.00
1/27/87

BRIAN N. KHOURY T/D                          --                        --                   156,250                 $93,750.00
1/27/87

--------

* There shall be added to the aggregate purchase price set forth in this Exhibit A an amount equal to accrued interest on the Notes determined as of the Closing.



                                      -11-




NOELLE F. KHOURY T/D                         --                        --                   156,250                  $93,750.00
1/27/87

JON M. RUBIN                                 --                        --                   125,000                  $75,000.00

TOTAL                                    $1,200,000               To be                   1,200,000               $1,920,000.00
                                                                  calculated
                                                                  as of the
                                                                  Closing

                                      -12-